                                                                    EXHIBIT 5(c)

MetLife Insurance Company of Connecticut                UNIVERSAL ANNUITY/T-FLEX
One Cityplace - Hartford, CT 06103-3415      APPLICATION FOR INDIVIDUAL DEFERRED
                                             ANNUITY

                                                                U.S. Citizen (If no,
                                                Date of Birth   indicate country of
Name of Annuitant (Please Print)          Sex    (MM/DD/YY)          citizenship)
----------------------------------------  -----  -------------  --------------------
                                          [ ] M                 [ ] Yes
                                          [ ] F                 [ ] No:

                                                                   Maturity Date
Address of Annuitant                      Social Security Number     (MM/DD/YY)
----------------------------------------  ----------------------  --------------


                                                                U.S. Citizen (If no,
                                                 Date of Birth  indicate country of
Name of Owner (Non-Qualified Only)        Sex      (MM/DD/YY)       citizenship)
----------------------------------------  -----  -------------  --------------------
                                          [ ] M                 [ ] Yes
                                          [ ] F                 [ ] No:

Address of Owner (Non-Qualified Only)                  Social Security Number
-----------------------------------------------------  ----------------------

Succeeding Owner (If Owner and Annuitant are different)

BENEFICIARY INFORMATION If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use the Special Requests section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.

FULL NAME (FIRST, M.I., LAST)                  SSN/TIN  RELATIONSHIP TO OWNER  % TO RECEIVE
-----------------------------  --------------  -------  ---------------------  ------------
                               Primary
                               [ ] Primary
                               [ ] Contingent

                               [ ] Primary
                               [ ] Contingent

                               [ ] Primary
                               [ ] Contingent

                               [ ] Primary
                               [ ] Contingent

Periodic Contribution

[ ]Annual [ ]Quarterly [ ]Monthly [ ]Semi-Annual [ ]Semi-monthly [ ]Bi-Weekly

Tax Market: [ ]IRA  [ ]IRA/SEP  [ ]TSA  [ ]Non-qualified

REPLACEMENT (MUST BE COMPLETED)

(a) DO YOU HAVE ANY EXISTING INDIVIDUAL LIFE INSURANCE OR ANNUITY CONTRACTS?
    [ ] Yes [ ] No

(b) WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE ONE OR MORE EXISTING ANNUITY OR LIFE INSURANCE CONTRACTS? [ ] Yes [ ] No

(Note: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.)

If "Yes", applicable disclosure and replacement forms must be attached.


L-13714 A               [BAR CODE]            ORDER #L-13714R 1 of 6; Rev. 11-06

    PREMIUM ALLOCATIONS (NOTE: THE TOTAL OF OPTIONS A AND B MUST EQUAL 100%)

[ ] OPTION A: T-FLEX ANNUITY (T-Flex is a fixed annuity contract that is separate from UA. Premium payments applied to T-Flex will be subject to the terms and conditions OF THE T-FLEX ANNUITY CONTRACT).

                                                                         ROTH EMPLOYEE SALARY
                         INDIVIDUAL CONTRIBUTION  ROLLOVER CONTRIBUTION        REDUCTION
                         -----------------------  ---------------------  --------------------
TOTAL OPTION A (T-FLEX)             %                      %                      %

[ ] OPTION B: UA (UA is a variable annuity contract that is separate from T-Flex. Premium payments applied to UA will be subject to the terms and conditions OF THE UA ANNUITY CONTRACT.) SELECT FROM THE FOLLOWING UA FUNDING
    OPTIONS:

                                                                Traditional Individual  Traditional Rollover  Roth Employee Salary
Funding Option Selection                                  Code       Contribution            Contribution          Reduction
--------------------------------------------------------  ----  ----------------------  --------------------  --------------------
Batterymarch Growth and Income Portfolio                   A               %                     %                     %
Batterymarch Mid-Cap Stock Portfolio                       1M              %                     %                     %
BlackRock Aggressive Growth Portfolio                      DQ              %                     %                     %
BlackRock Bond Income Portfolio                            4W              %                     %                     %
BlackRock Large Cap-Core Portfolio                         DR              %                     %                     %
BlackRock Money Market Portfolio                           1K              %                     %                     %
Cyclical Growth & Income ETF Portfolio                     IE              %                     %                     %
Cyclical Growth ETF Portfolio                              IC              %                     %                     %
Dreman Small-Cap Value Portfolio                           F0              %                     %                     %
Dreyfus Stock Index Fund                                   DI              %                     %                     %
Dreyfus VIF Developing Leaders Portfolio                   DS              %                     %                     %
FI Large Cap Portfolio (Fidelity)                          1G              %                     %                     %
Fidelity VIP Asset Manager Portfolio                       FA              %                     %                     %
Fidelity VIP Contrafund(R) Portfolio                       FT              %                     %                     %
Fidelity VIP Equity Income Portfolio                       FE              %                     %                     %
Fidelity VIP Growth Portfolio                              FS              %                     %                     %
Fidelity VIP Mid Cap Portfolio                             D1              %                     %                     %
Harris Oakmark International Portfolio                     1C              %                     %                     %
Janus Aspen Series International Growth Portfolio          JI              %                     %                     %
Janus Capital Appreciation Portfolio                       US              %                     %                     %
Legg Mason Partners Managed Assets Portfolio               UA              %                     %                     %
Legg Mason Partners Variable Adjustable Rate Income
Portfolio                                                  BI              %                     %                     %
Legg Mason Partners Variable Aggressive Growth Portfolio   SG              %                     %                     %
Legg Mason Partners Variable Appreciation Portfolio        WL              %                     %                     %
Legg Mason Partners Variable Fundamental Value
Portfolio                                                  KR              %                     %                     %
Legg Mason Partners Variable Investors Portfolio           C2              %                     %                     %
Legg Mason Partners Variable Large Cap Growth Portfolio    AB              %                     %                     %
Legg Mason Partners Variable Small Cap Growth Portfolio    SS              %                     %                     %
Legg Mason Partners Variable Social Awareness Stock
Portfolio                                                  SA              %                     %                     %
Lord Abbett Bond Debenture Portfolio                       AF              %                     %                     %
Lord Abbett Growth and Income Portfolio                    HL              %                     %                     %
Met/AIM Capital Appreciation Portfolio                     KC              %                     %                     %
Met/AIM Small Cap Growth Portfolio                         FY              %                     %                     %
MetLife Aggressive Allocation Portfolio                    H9              %                     %                     %
MetLife Conservative Allocation Portfolio                  H5              %                     %                     %
MetLife Conservative to Moderate Allocation Portfolio      H6              %                     %                     %
MetLife Investment Diversified Bond Fund                   OB              %                     %                     %
MetLife Investment International Stock Fund                OI              %                     %                     %
MetLife Investment Large Company Stock Fund                OC              %                     %                     %
MetLife Investment Small Company Stock Fund                OE              %                     %                     %
MetLife Moderate Allocation Portfolio                      H7              %                     %                     %
MetLife Moderate to Aggressive Allocation Portfolio        H8              %                     %                     %
MFS(R) Total Return Portfolio                              HT              %                     %                     %
MFS(R) Value Portfolio                                     BD              %                     %                     %
Neuberger Berman Real Estate Portfolio                     I3              %                     %                     %
Oppenheimer Global Equity Portfolio                        IJ              %                     %                     %
PIMCO VIT Real Return Portfolio                            PR              %                     %                     %
PIMCO VIT Total Return Portfolio                           PM              %                     %                     %
Pioneer Fund Portfolio                                     UP              %                     %                     %
Pioneer Mid-Cap Value Portfolio                            FW              %                     %                     %
Pioneer Strategic Income Portfolio                         HP              %                     %                     %


L-13714 A           [BAR CODE]                ORDER #L-13714R 2 of 6; Rev. 11-06

Putnam VT Small Cap Value Fund                             OP                  %                  %                  %
Templeton Developing Markets Securities Fund               VQ                  %                  %                  %
Templeton Foreign Securities Fund                          VG                  %                  %                  %
Templeton Global Asset Allocation Fund                     IN                  %                  %                  %
Third Avenue Small Cap Value Portfolio                     IT                  %                  %                  %
Van Kampen LIT Comstock Portfolio                          NJ                  %                  %                  %
Western Asset Management High Yield Bond Portfolio         UB                  %                  %                  %
Western Asset Management U.S. Government Portfolio         GV                  %                  %                  %
T-FLEX - A Fixed Annuity                                                       %                  %                  %
FIXED INTEREST OPTIONS                                                         %                  %                  %
   Fixed Interest Option (Qualified Only)                                      %                  %                  %
   Fixed Interest Option (Non-qualified Only)                                  %                  %                  %
                                                                           ----               ----               ----
TOTAL                                                                       100%               100%               100%
                                                                           ====               ====               ====
Money Type Sub-Amount                                                      $                  $                  $

Initial Contribution Amount:$   Rollover Contribution Amount:$   Total Amount:$

SPECIAL REQUESTS

REMITTANCE INFORMATION (Required)

Name of Employer   Address     Case #
----------------  ---------  --------


L-13714 A              [BAR CODE]             ORDER #L-13714R 3 of 6; Rev. 11-06

TELEPHONE TRANSFER AUTHORIZATION

I, the undersigned Contract Owner of the variable annuity contract issued in response to the application contained on Page 1 hereof, authorize MetLife Insurance Company of Connecticut to accept and act upon telephone instructions from me, my spouse (if indicated below) or any person purporting to be me or my spouse and who provides the identifying contract information. I, the undersigned Contract Owner, for myself and all persons claiming through me or under any variable annuity I own, understand, promise and warrant that MetLife Insurance Company of Connecticut and all persons acting on its behalf shall be indemnified, defended and held harmless by me against any and all claims loss, liability, or demand of whatsoever nature to which said insurance company its said employees, subcontractors or owners (collectively its "agents") may be subject or put by reason of real or claimed damaged or injury arising or resulting in whole or in part from negligence, wrongful act or wrongful omission of MetLife Insurance Company of Connecticut, or any of its "agents" so long as it or they shall have acted in good faith in attempting to perform according to the terms of this Telephone Transfer Authorization.

By signing this telephone transfer authorization, the contract owner or authorized spouse has the ability to execute the following transactions:

            - Transfer all or any part of accumulated variable annuity contract values to a funding vehicle (hereafter referred to as an "investment alternative") of the variable annuity contract.

            - Allocate all or any part of future contributions to the investment alternative(s) of the variable annuity contract or to a fixed annuity product.

Contract Owners who authorize MetLife Insurance Company of Connecticut to accept telephone instructions for transfers of Contract Values agree to such transfers subject to the following provisions:

      1. Telephone transfer instructions will be accepted between 9:00 am and 4:00 pm Eastern Time.

      2. Instructions may be given by calling the toll-free number listed on the Contract Owner's quarterly statement.

      3. All callers must identify themselves by providing specific information about their contract including: name, address, contract number, social security number and date of birth.

      4. Once instructions are accepted by the Telephone Transfer Unit, they may not be rescinded. New telephone instructions may be given the following business day.

      5. All transfers must be in accordance with the terms of the Variable Annuity Contract. If the transfer instructions are not in good order, MetLife Insurance Company of Connecticut will not execute the transfer and will notify the caller before the end of the next business day.

      6. This authorization shall continue in force until MetLife Insurance Company of Connecticut receives written revocation from the Contract Owner, the ownership of the contract is transferred, the Annuitant dies, or MetLife Insurance Company of Connecticut discontinues the privilege.

      7. Understand and agree that MetLife Insurance Company of Connecticut will make reasonable effort to record each telephone transfer conversation but in the event that no recording is effective or available, the Contract Owner remains liable for each telephone transfer effected pursuant to the terms of this agreement and authorization.

[ ] I authorize telephone                       Name of
    transfer capabilities for my spouse         Spouse

ACKNOWLEDGEMENT --

I UNDERSTAND THAT THE CONTRACT WILL TAKE EFFECT WHEN THE FIRST PREMIUM PAYMENT IS RECEIVED, AND THE APPLICATION IS APPROVED IN THE HOME OFFICE OF METLIFE INSURANCE COMPANY OF CONNECTICUT. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE IN NATURE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. No agent is authorized to make changes to the contract or application. I understand that MetLife Insurance Company of Connecticut may amend this contract to comply with changes in the Internal Revenue Code and related regulations.

[ ] I acknowledge receipt of a current prospectus (es) (only for Universal
    Annuity, a variable annuity).


L-13714 A            [BAR CODE]               ORDER #L-13714R 4 of 6; Rev. 11-06

                           NOTICES OF INSURANCE FRAUD

Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ALASKA, DELAWARE, TEXAS: Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

CALIFORNIA: For your protection California law requires the following to appear on this form: Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

INDIANA, MINNESOTA, OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files a statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW HAMPSHIRE: Any person who, with a purpose to injure, defraud or deceive any insurance company, files a statement of claim containing false, incomplete or misleading information is subject to prosecution and punishment for insurance fraud, as provided in RSA 638:20.

NEW JERSEY: Any person who knowingly files a statement of claim containing false or misleading information is subject to criminal and civil penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

FLORIDA: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

                      SEE NEXT PAGE FOR REQUIRED SIGNATURES


L-13714 A            [BAR CODE]               ORDER #L-13714R 5 of 6; Rev. 11-06

Signature of Owner                         Home Telephone #                     Work Telephone #
------------------                         ----------------                     ----------------

Signature of Applicant (If other than Owner, Non-Qualified only)

Application Signed at (City and State)     Witnessed by (Licensed Representative)                       Date
--------------------------------------     --------------------------------------                       ----

REPRESENTATIVE'S REPORT

I acknowledge that all data representations and signatures recorded on Pages 1 and 2 were recorded by me or in my presence in response to my inquiry and request and all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Signed                                    Print Name Here                                           Date
------                                    ---------------                                           ----

(To be signed personally by the representative(s) by whom the application was solicited.)

Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the Annuitant's life? [ ] Yes [ ] No

                                           Owner Information                    Use the space below for plate or
Occupation                                                                      Producer's name, contract and
Annual Income                                                                   code
Net Worth
Applicable Tax Bracket
Investment Objective
Registered Representative's Signature

If your customer is affiliated with or working for a member of a stock exchange to the NASD they are required to disclose this information.
Please note the broker/dealer name below:
______________________________________________________________________

If the customer refuses to provide the above information, please have him/her sign below:
______________________________________________________________________

COMPLETE PRODUCER INFORMATION BELOW (please print)

Name                                                               SS #

Phone #                                              Fax #

FOR MLR USE ONLY (Circle One)
                                         C/E/G/H

L-13714 A

PRODUCER COMPENSATION DISCLOSURE - ONLY APPLICABLE FOR BUSINESS SOLD BY MLR

I have delivered the Producer Compensation Disclosure form (only applicable for business sold by MLR producers).

Name of Licensed and Appointed Sales Representative (please print)

Signature of Licensed and Appointed Sales Representative            Date


                                              ORDER #L-13714R 6 of 6; Rev. 11-06